Exhibit 99a(7)

From:                              Sue Aulenbacher

Sent:                               Tuesday, January 13, 2004

To:                                  Holders of Eligible Options

Subject:                          Exchange program

Please remember the date for your decision on the option exchange program is fast approaching, the deadline is January 20, 2004  New York Time.  Please review the latest updated information and make your election decision at www.myveeco.com.  If you forgot your myVeeco password, send an email to myveecohelp@veeco.com.

To answer any questions you may have, we will be holding two web casts.   Please feel free to join either one of the following web casts, or simply review the attached PowerPoint presentation or contact saulenbacher@veeco.com or leave a message at my work office number, 516-677-0200 ext. 1329 and I will return the call during your business hours.

Web cast Times:

2:00 pm New York Time, Thursday, January 15th

OR

9:00 am New York Time, Friday, January 16th

Web cast directions:

You will need to call the number below and log into the following website:

Dial-in number: ###-###-####

International dial-in number: ###-###-####

Conference ID: #######

Web cast Logon to:  URL: http://veeco.raindance.com

Conference ID: ####### (include ####### for the web site event ID)

Then fill in the remaining fields and click Continue

Sue Aulenbacher

Vice President, Human Resources

Phone: 516-677-0200 ext. 1329

Fax: 516-714-1204